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                                                                   EXHIBIT 10.14

                                SUPPORT AGREEMENT

         This Agreement, dated as of July 5th, 1999, is made by Gary Allison (the "Officer"), and CHAPARRAL NETWORK STORAGE, INC., formerly known as Chaparral Technologies, Inc., a Delaware corporation (the "Borrower"), for the benefit of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                    Recitals

         The Lender and Borrower have entered into a Credit and Security Agreement (together with all amendments, supplements and restatements, the "Credit Agreement") dated as of July 5, 1999, pursuant to which the Lender has agreed to make revolving advances and extend other financial accommodations to or for the benefit of the Borrower.

         The Officer is the duly elected, qualified and acting Chairman and Chief Executive Officer of the Borrower and is fully familiar with all of the Borrower's business and financial affairs.

         To induce the Lender to make advances and extend other financial accommodations to or for the account of the Borrower under the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Officer, the Borrower and the Lender agree as follows:

         1. Definitions. Capitalized terms used in this Agreement which are not defined in this Agreement have the meanings given to them in the Credit Agreement.

         2. Officer to Dispose of Collateral. The Officer and the Borrower agree that if (i) the Lender comes into possession of any or all of the tangible Collateral or is collecting the Borrower's Accounts or otherwise disposing of Collateral because an Event of Default has occurred; and (ii) the Lender has given notice of an acceleration of all of the Obligations;

          (a) if the Officer is still employed by the Borrower, the Borrower will, upon the Lender's request, cause the Officer so long as he is employed by the Borrower, to exert his best efforts and devote all of his regular working hours to obtain sales of the Collateral at the best commercially obtainable prices and terms and to collect the Accounts at their full face value to the extent commercially reasonable; and

          (b) if the Officer ceases to be employed by the Borrower or has ceased to be employed by the Borrower, at the Lender's option and upon the Lender's request, the Officer shall assist the Lender as the Lender's independent contractor, for a period not to exceed 150 days, for the sole purpose of disposing of the Collateral and collecting the Accounts, or assisting the Lender in disposing of the Collateral and collecting the Accounts. During the period of such employment the Officer shall exert his best efforts and devote all of his regular working hours to obtain sales of the Collateral at the best commercially obtainable prices and terms and to collect the Accounts at their full face value.


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         3. Lender's Right to Terminate Officer's Employment. The Lender shall have the right to terminate the Officer's employment or other assistance described in Paragraph 2 hereof at any time on 30 days' notice, for any cause or without cause.

         4. Officer's Compensation. The Officer's sole compensation for any employment or assistance rendered pursuant to Paragraph 2(b) hereof shall be a weekly salary paid at 115% of the average salary (on a weekly basis) paid to such person by the Borrower in the twelve (12) months immediately preceding the commencement of such employment or activities. Such compensation shall be prorated for partial weeks of service.

         5. Officer Shall Not Bind Lender. In connection with such employment, the Officer shall not have any authority to bind the Lender, except such specific authority as the Lender may grant in writing.

         6. Lender's Remedies Against Officer, Liquidated Damages. Until termination pursuant to Paragraph 9, if the Officer fails to comply with the provisions of Paragraph 2 hereof, unless such failure occurs as a result of death or mental or physical incapacity, the Officer shall pay the Lender $50,000, as liquidated damages, but not as a penalty, because of the difficulty of proving actual damages for the breach of promises of the type contained herein. Such liquidated damages shall be immediately due and payable upon the Officer's failure to comply with the provisions of Paragraph 2 above. In addition, the Officer shall be liable for the Lender's costs and expenses (including reasonable attorneys' fees and legal expenses) incurred in enforcing the liquidated damages provision. In any event, however, the Officer shall not be liable for more than the Lender's actual damages (excluding consequential and punitive damages), plus the Lender's costs of enforcement of this Agreement.

         7. Officer Remains Liable for Fraud and Misrepresentation. Notwithstanding paragraph 9 hereof, the Officer shall hold the Lender harmless for any actual loss, cost, expense, claim and damage (including any reasonable attorney fees but excluding consequential and punitive damages) arising out of fraud or misrepresentation made by the Borrower or its agents with respect to the Collateral or the Borrower's financial statements while the Officer is employed by the Borrower or the Lender. This paragraph 7 shall remain in full force and effect so long as any Obligations remain outstanding or until otherwise agreed by an amendment to this Agreement signed by the Lender, the Borrower and the Officer.

         8. Borrower to Find Replacement for Officer. If the Officer dies, becomes mentally or physically incapacitated, or ceases to be employed by the Borrower, the Borrower shall obtain a replacement for the Officer and the Borrower shall use its best efforts to cause such replacement to execute a support agreement substantially in the form of this Agreement.

         9. Termination of Officer's Obligations. This Agreement shall remain in full force and effect until:

          (a) the Credit Agreement is no longer outstanding and all Obligations have been paid in full; or




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          (b) except as set forth in Paragraph 7 hereof, the Officer shall have ceased to be employed by the Borrower for more than thirty (30) business days before the occurrence of the events described in clauses (i) and (ii) of Paragraph 2 hereof, and shall have given notice of such cessation of employment to the Lender at least thirty (30) business days before the occurrence of such events.

         10. Miscellaneous. The provisions of this Agreement are declared to be severable. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement. The Officer and the Borrower waive notice of the Lender's acceptance hereof.

         11. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY CLAIM, COUNTERCLAIM, ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

         IN WITNESS WHEREOF, the Officer and the Borrower have executed this Agreement as of the date first written above.


                                    CHAPARRAL NETWORK STORAGE, INC.

/s/ Gary Allison
----------------------------------
Gary Allison                        By: /s/ Douglas J. Lehrmann
                                        --------------------------------
                                       Its Vice President, Finance
                                          ------------------------------

Accepted:

WELLS FARGO BUSINESS CREDIT, INC.


By: /s/ Tim Ulrich
   -------------------------------
   Tim Ulrich, Vice President


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